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                                     BYLAWS

                                       OF

                             ACTIVEWORLDS.COM, INC.

                                  June 3, 1999

                                   ARTICLE I

                                  STOCKHOLDERS

         1.1 Annual Meetings. Annual meetings of Stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and dates as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the Stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

         1.2 Other Meetings. Meetings of Stockholders for any purpose other than the election of Directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         1.3 Voting. Each Stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any Stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions should be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         1.4 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall at least ten days before each meeting of Stockholders prepare a complete alphabetical addressed list of the Stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.
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         1.5 Quorum. Except as otherwise required by law, by the Certificate of
Incorporation or these Bylaws, the presence, in person or by proxy, of Stockholders holding a majority of all common stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the Stockholders. In case of quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         1.6 Special Meetings. Special meetings of the Stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Directors or 25% of the Stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

         1.7 Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each Stockholder entitled to vote thereat at his address as it appears upon the books of the Corporation, not less than ten nor more than sixty days before the date of the meeting.

         1.8 Business Transacted. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all of the Stockholders entitled to vote thereat.

         1.9 Action Without Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these Bylaws, the meeting and vote of Stockholders may be dispensed with, if all the Stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.
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                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.1 Powers. The business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2.2 Number and Term. The number of Directors shall be no fewer than one or such other minimum number as is required by law. The Directors shall be elected at the annual meeting of the Stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

         2.3 Resignations. Any Director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         2.4 Vacancies. If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold such office for the unexpired term and until his successor shall be duly chosen.

         2.5 Removal. Any Director or Directors may be removed from office with or without cause at any time by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote, at a special meeting of the Stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the Stockholders entitled to vote.

         2.6 Increase of Number. The number of Directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the Directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for such purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.


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         2.7 Special Meetings. Special meetings of the Directors may be held at any time and place designated in a call by the Chairman of the Board of Directors, President, Treasurer or two or more Directors or one Director in the event there is only a single Director in office.

         2.8 Action By Consent. Any action required or permitted to be taken at any meeting of the Directors or any committee may be taken without a meeting if all the Directors or committee members consent to the action in writing and the written consents are filed with the records of the meetings of the Directors or such committee. Each consent shall be treated for all purposes as a vote of the Directors or committee at a meeting.

         2.9 Meetings by Telephone Conference Calls. Directors or members or any committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         2.10 Quorum of Directors. At any meeting of the Directors a majority of the Directors at the time in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or by the By-Laws, business may be transacted by vote of a majority of those in attendance at any meeting at which there is a quorum.

         2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Certificate of Incorporation or by these Bylaws.

         2.12 Committees. The Directors may, by unanimous vote of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Certificate of Incorporation or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.
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         2.13 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.



                                  ARTICLE III

                                    OFFICERS

         3.1 Enumeration. The Officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other Officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries as the Directors may determine.

         3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of Stockholders. Other Officers may be chosen by the Directors at such meeting or at any other meeting.

         3.3 Qualification. The President may, but need not be a Director. No officer need be a Stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

         3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of Stockholders and thereafter until his successor is chose and qualified; and all other Officers shall hold office until the first meeting of the Directors following the annual meeting of Stockholders, unless a shorter term is specified in the vote choosing or appointing them.

         3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed with cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chose and qualified, or until he sooner dies, resigns or is removed.

         3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercises the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

         3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Stockholders, and if he is a Director, at all meetings of the Board of Directors. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

         3.9 Chief Executive Officer. The Chief Executive Officer, if elected, shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board of Directors, these By-laws and the Certificate of Incorporation of this Corporation. All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these By-laws or as otherwise determined by the Board of Directors. The Chief Executive Officer need not be the principal executive officer of the Corporation.
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         3.10 Chief Operating Officer. The Chief Operating Officer, if elected, shall be responsible for supervising the day to day operations of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws, and shall report to the Chief Executive Officer or to the Board of Directors, as the Board of Directors shall determine. All other officers involved with the operations of the Corporation shall, to the extent of the Board of Directors shall determine, report and be accountable to the Chief Operating Officer.

         3.11 Chief Financial Officer. The Chief Financial Officer, if elected, shall be responsible for supervising the Corporation's overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation's books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws. All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board of Directors, as the Board of Directors shall determine.

         3.12 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

         3.13 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and the financial condition of the Corporation.

         The Assistant Treasurer shall perform such duties and posses such powers as the Board of Directors, the President or the Treasury may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

         3.14 Secretary and Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors, and all other notices required by law or these Bylaws, and in the case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Directors, or Stockholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall attend all meetings of the Board of Directors and shall keep a record of the meetings of the Directors in a book maintained for such purpose. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary. He shall possess such other powers and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

3.15 Other Powers and Duties. Each officer shall, subject to these By-Laws, has in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                   ARTICLE IV

                                  CAPITAL STOCK

         4.1 Certificate of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or such rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, the signatures of such Officers may be facsimiles.

         4.2 Lost Certificates. New certificates of stock, may be issued in place of any certificate therefore issued by the Corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the Corporation a bond, in such sum as they may direct, within the limits permitted by law as the Directors may require for the protection of the Corporation of any transfer agent or registrar to indemnify the Corporation against it on account of the alleged loss of any such new certificate.

         4.3 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer and old certificates shall surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and no absolutely, it shall be so expressed in the entry of the transfer.

         4.4 Stockholders Record Date. In order that the Corporation may determine the Stockholders entitled to notice or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any divided or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor m ore than sixty days prior to any other action. A determination of Stockholders or record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         4.5 Dividends. Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the Corporation.

         4.6 Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         4.7 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         4.8 Checks. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or Officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         4.9 Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepared, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to Section 5.3 of this
Article V the Corporation shall indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative

(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         5.2 Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 5.3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment it is favor by reason or the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court or Chancery or such other court shall deem proper.

         5.3 Authorization Of Indemnification. Any indemnification under this
Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.1 or Section
5.2 of this Article V, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suite or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the Stockholders. To the extent, however, that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific.

         5.4 Good Faith Defined. For purposes of any determination under Section
5.3 of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the Offices of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 5.4 shall mean any other corporation or any partnership, joint venture, trust, employment benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a Director, officer, employee or agent. The provisions of this Section 5.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 5.1 or 5.2 of this Article V, as the case may be.

         5.5 Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 5.3 this Article V, and notwithstanding the absence of any determination thereunder, any Director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 5.1 and 5.2 of this Article V. The basis of such indemnification by a court shall be determination by such court that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the application for indemnification pursuant to this Section 5.5 shall be given to the Corporation promptly upon the filing of such application.

         5.6 Expenses Payable In Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be at the discretion of the Board of Directors, be paid by the Corporation in advance of the final disposition of such actin, suite or proceeding upon receipt of any undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

         5.7 Nonexclusively And Survival Of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusively of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office it being the policy of the Corporation that indemnification of the persons specified in Sections 5.1 and 4.2 of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Sections 5.1 or 5.2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who was ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         5.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or obligation to indemnify him against such liability under the provisions of this Article V.

         5.9 Meaning Of "Corporation" For Purposes Of Article V. For the purpose f this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI

                                   AMENDMENTS

         These Bylaws may be altered and repealed and Bylaws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.